POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:

Separate Accounts:	’40 Act Number	’33 Act Number
MFS Variable Account,	811-2662	002-73432
Multi-Flex Variable Account;	811-3338	033-23905, 002-75174
Nationwide Variable Account;	811-2716	002-58043, 333-80481, 033-60239
Nationwide Variable Account-II;	811-3330	002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-105992
Nationwide Variable Account-3;	811-5405	033-18422, 033-24434
Nationwide Variable Account-4;	811-5701	033-25734, 033-26454, 333-62692, 333-135650
Nationwide Variable Account-5;	811-8142	033-71440
Nationwide Variable Account-6;	811-8684	033-82370, 333-21909
Nationwide Variable Account-7;	811-8666	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8;	811-7357	033-62637, 033-62659
Nationwide Variable Account-9;	811-08241	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10;	811-09407	333-81701
Nationwide Variable Account-11;	811-10591	333-74904, 333-74908
Nationwide Variable Account-12;	811-21099	333-88612, 333-108894
Nationwide Variable Account-13;	811-21139	333-91890
Nationwide Variable Account-14;	811-21205	333-104339

Separate Accounts:	’40 Act Number	’33 Act Number
Nationwide VA Separate Account-A;	811-5606	033-85164, 333-22940
Nationwide VA Separate Account-B;	811-06399	033-86408, 033-93482, 333-11415
Nationwide VA Separate Account-C;	811-7908	033-66496, 333-44485
Nationwide VA Separate Account-D;	811-10139	333-45976
Nationwide Multiple Maturity Separate Account;	N/A	333-133163
Nationwide Multiple Maturity Separate Account-2;	N/A	333-49112
Nationwide Multiple Maturity Separate Account-A;	N/A	333-47640
Nationwide VLI Separate Account;	811-4399	033-00145, 033-44290, 033-35698
Nationwide VLI Separate Account-2;	811-5311	033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133
Nationwide VLI Separate Account-3;	811-6140	033-44789, 033-44296
Nationwide VLI Separate Account-4;	811-8301	333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010
Nationwide VLI Separate Account-5;	811-10143	333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482
Nationwide VLI Separate Account-6;	811-21398	333-106908
Nationwide VLI Separate Account-7;	811-21610	333-117998, 333-121879
Nationwide VL Separate Account-A;	811-6137	033-44792, 033-44300, 033-35775, 333-27123, 333-22677
Nationwide VL Separate Account-B;	811-07819	333-12333

Separate Accounts:	’40 Act Number	’33 Act Number
Nationwide VL Separate Account-C;	811-8351	333-43639, 333-36869
Nationwide VL Separate Account-D; and	811-08891	333-59517
Nationwide VL Separate Account-G	811-21697	333-121878

As such, the undersigned hereby constitute and appoint W.G. Jurgensen, Mark R. Thresher, Peter A. Golato, Mark D. Phelan, Timothy D. Crawford, Stephen M. Jackson, Jeanny V. Simaitis and W. Michael Stobart, and each of them with power to act without the others, his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Applications and Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 29th day of August, 2006.
/s/W. G. JURGENSEN	/s/ARDEN L. SHISLER
W. G. JURGENSEN, Director and Chief Executive Officer	ARDEN L. SHISLER, Chairman of the Board
/s/JOSEPH A. ALUTTO	/s/JAMES G. BROCKSMITH, JR.
JOSEPH A. ALUTTO, Director	JAMES G. BROCKSMITH, JR., Director
/s/KEITH W> ECKEL	/s/LYDIA M. MARSHALL
KEITH W. ECKEL, Director	LYDIA M. MARSHALL, Director
/s/DONALD L.MCWHORTER	/s/ MARATHA JAMES MILLER DE LOMBERA
DONALD L. MCWHORTER, Director	MARTHA JAMES MILLER DE LOMBERA, Director
/s/DAVID O. MILLER	/s/JAMES F. PATTERSON
DAVID O. MILLER, Director	JAMES F. PATTERSON, Director
/s/GERALD D. PROTHRO	/s/ ALEX SHUMATE
GERALD D. PROTHRO, Director	ALEX SHUMATE, Director